Exhibit 99.1

SPX Reports Second Quarter 2022 Results

Q2 GAAP EPS of $0.41; Adjusted EPS* of $0.71
Raising Full-Year 2022 Adjusted EPS* Guidance to Range of $2.70-2.85
Repurchased $34 Million of Common Stock
Announcing Plan to Reorganize Legal Structure

CHARLOTTE, N.C., August 4, 2022 (GLOBE NEWSWIRE) -- SPX Corporation (NYSE:SPXC) today reported results for the second quarter ended July 2, 2022. The company also announced that it intends to implement a holding company merger, pursuant to section 251(g) of the Delaware General Corporation Law, to better align its corporate legal entity structure with the enterprise’s long-term strategic goals. The company anticipates the completion of the transaction on or about August 15, 2022.

Gene Lowe, President and CEO, remarked, “I am pleased with our strong second quarter performance. We continue to see broad strength across our end markets as reflected in robust bookings. While supply conditions remain challenging, we have continued to improve production, and remain on track for solid full-year revenue and earnings growth. Based on our Q2 results and our second half outlook, we are increasing our full-year 2022 guidance for Adjusted EPS to a range of $2.70-2.85, reflecting a year-over-year increase of approximately 19% at the midpoint of the range.”

Mr. Lowe continued, “Our balance sheet remains strong and we continue to anticipate solid full-year cash generation. During the quarter, we repurchased 707 thousand shares of our stock for a total of approximately $34 million. While our primary focus for capital deployment remains growth investments, including an active pipeline of acquisition targets, we will continue to consider opportunistic share repurchases as a part of a balanced capital allocation policy.”

Mr. Lowe further commented, “Over the last several years, SPX has significantly reshaped its business, completing 11 acquisitions and several divestitures, including the sale of Transformer Solutions in late 2021. Looking forward, to further advance our value creation initiatives, we plan to implement a new holding company structure to better align our legal entities with our business objectives. This new structure will enable more efficient management and growth of our company.”

Second Quarter 2022 Overview:

For the second quarter of 2022, the company reported revenue of $354.0 million and operating income of $27.2 million, compared with revenue of $296.6 million and operating income of $17.1 million in the second quarter of 2021. Diluted income per share from continuing operations in the second quarter of 2022 was $0.41, compared with $0.38 in the second quarter of 2021.

Adjusted operating income* was $42.2 million, compared with $28.7 million in the second quarter of 2021. Adjusted earnings per share* in the second quarter of 2022 was $0.71, compared with $0.51 in the second quarter of 2021.

Second Quarter and Year-to-Date Financial Comparisons:

($ millions)	Q2 2022	Q2 2021	2022 YTD	2021 YTD
Revenue	$354.0	$296.6	$661.1	$583.8
Segment Income	48.1	37.3	78.3	79.6
Operating Income	27.2	17.1	38.6	42.1

Adjusted Segment Income*	56.1	44.7	95.7	91.7
Adjusted Operating Income*	42.2	28.7	67.3	59.3

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC Segment

Revenue for the second quarter of 2022 was $218.7 million, compared with $185.4 million in the second quarter of 2021, an increase of 18.0%, including a 8.9% increase in organic revenue, a 9.8% increase from the acquisition of Cincinnati Fan, and a 0.7% unfavorable impact related to the translation effect of currency fluctuation. The organic increase was primarily the result of stronger overall pricing and higher sales volumes of heating products.

Segment income in the second quarter of 2022 was $25.6 million, compared to $25.9 million in the second quarter of 2021. Adjusted segment income*, which excludes intangible amortization expense of $2.7 million, was $28.3 million, or 12.9% of revenue. This compares with adjusted segment income* of $26.6 million, or 14.3% of revenue in the second quarter of 2021, which excludes intangible amortization expense of $0.7 million. The increase in adjusted segment income* was due to the increase in revenue noted above, while the 140 basis points decrease in adjusted segment income margin* was due primarily to lower absorption of manufacturing costs, associated with the current supply chain and labor environment.

Detection & Measurement Segment

Revenue for the second quarter of 2022 was $135.3 million, compared with $111.2 million in the second quarter of 2021, an increase of 21.7%, including a 12.4% increase in organic revenue, a 12.5% increase from the acquisitions of Enterprise Control Systems Ltd (“ECS”) and International Tower Lighting, LLC (“ITL”), and a 3.2% unfavorable impact related to the translation effect of currency fluctuation. The organic increase was primarily due to higher revenue across all of our platforms.

Segment income for the second quarter of 2022 was $22.5 million, compared to $11.4 million in the second quarter of 2021. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $5.3 million, was $27.8 million, or 20.5% of revenue. This compares with adjusted segment income* of $18.1 million, or 16.3% of revenue in the second quarter of 2021, which excludes intangible amortization expense and acquisition related costs of $6.7 million. The increase in adjusted segment income* and 420 basis points increase in adjusted segment income margin* were due primarily to the increase in revenue noted above.

Financial Update:

As of July 2, 2022, SPX had total outstanding debt of $239.6 million and total cash of $195.2 million. During the second quarter of 2022, SPX’s net operating cash used in continuing operations totaled $(34.9) million. Capital expenditures for continuing operations for the second quarter of 2022 were $3.9 million.

Share Repurchases:

In the second quarter of 2022, SPX purchased approximately 707,000 shares of its outstanding common stock in the open market at an average price of $47.70, utilizing $33.7 million of the company’s renewed share repurchase authorization for up to $100 million every fiscal year.

2022 Guidance Update:

SPX is updating full-year 2022 guidance, and is now targeting consolidated revenue of approximately $1.41-$1.45 billion ($1.36-$1.43 billion prior), an adjusted operating income margin* of approximately 11.5%-12.0% (11.0%-12.0% prior), and adjusted earnings per share* in a range of $2.70-$2.85 ($2.55-2.85 prior).

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$885-$910 million ($855-$890 million prior)	~14.0% (14.0%-14.5% prior)
Detection & Measurement	$520-$540 million ($500-$535 million prior)	19.0%-21.0% (19.0%-21.0% prior)
Total SPX	$1.41-$1.45 billion ($1.36-$1.43 billion prior)	16.0%-16.5% (16.0%-17.0% prior)

Plan to Reorganize Corporate Legal Structure

SPX announced today that it intends to implement a reorganization of its corporate legal structure by executing a tax-free merger of SPX Corporation with and into SPX Merger, LLC, a newly-formed Delaware limited liability company that is a subsidiary of a newly-formed Delaware corporation, SPX Technologies, Inc. (“SPX Technologies”). As a result of the transaction, SPX Technologies will become the holding company for the SPX group of companies, and will be the publicly traded entity.

Immediately after consummation of the transaction, SPX Technologies will have, on a consolidated basis, the same assets, businesses, operations, executive officers, officers and directors as SPX had immediately prior to the consummation of the transaction. As a result of the new structure, the operating assets of SPX will be separated from certain legacy liabilities and associated insurance assets.

Upon completion of the new structure, which the company is targeting to occur on or about August 15, 2022, the SPX common stock will continue trading on the NYSE on an uninterrupted basis with no change to the ticker symbol “SPXC.” The stock will trade under a new CUSIP
(78473E 103). The transaction will be accomplished pursuant to Section 251(g) of the Delaware General Corporation Law and no action will be required by SPX stockholders.

The company anticipates multiple benefits from the transaction including a simpler and more efficient legal structure to accommodate growth through acquisitions, and opportunities for more efficient management of legacy liabilities.

A current report on Form 8-K filed today with the Securities and Exchange Commission (SEC) provides additional details related to the reorganization. The Company also expects to make additional disclosures upon completion of the reorganization.

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Reconciliations of adjusted results to the most comparable GAAP measures are available in the exhibits of this press release.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended July 2, 2022 with the Securities and Exchange Commission on or before August 11, 2022. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

New Call Access Process: To access the call by phone, please use the link below to receive dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available until August 11, 2022 at https://www.spx.com.

https://register.vevent.com/register/BI9e2710b71b6e4de389490e6560b4a69e

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the third quarter of 2022 and the company will also be participating virtually in the Seaport Annual Summer Conference on August 24th and the Sidoti Small Cap Virtual Conference on September 22nd..

About SPX Corporation: SPX Corporation is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation has more than 3,100 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes changes in the number of shares outstanding; impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the second quarter, the impact of foreign exchange rate changes subsequent to the end of the second quarter, impacts from further spread of COVID-19, and asbestos liability, environmental and litigation charges.

Certain statements in this press release, including with respect to SPX’s intention to implement a reorganization of its corporate legal structure (“the Transaction”), the timing thereof and its impact on business operations and financial profile, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. SPX may determine not to implement the Transaction or the completion of the Transaction could be delayed beyond August 15, 2022, including for factors beyond the control of SPX. The company’s business operations and financial profile are subject to risks and uncertainties, including those identified in SPX’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response, including labor constraints and supply-chain disruptions; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in the company’s markets; economic impacts from continued or escalating geopolitical tensions; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-
chain risks; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting the company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; uncertainties with respect to the completion of the Transaction, which may be delayed or not completed as anticipated, as well as the extent of the expected benefits of the Transaction (if it is completed); the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Garrett Roelofs, Assistant Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Source: SPX Corporation

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021

Revenues	$354.0	$296.6	$661.1	$583.8
Costs and expenses:
Cost of products sold	229.4	194.3	432.5	377.1
Selling, general and administrative	88.3	75.4	172.5	150.6
Intangible amortization	7.1	6.5	16.4	10.5
Special charges, net	0.1	0.6	0.1	0.8
Other operating expense, net	1.9	2.7	1.0	2.7
Operating income	27.2	17.1	38.6	42.1

Other income (expense), net	(1.7)	6.4	4.8	13.8
Interest expense	(2.3)	(3.4)	(4.7)	(7.6)
Interest income	0.3	—	0.4	0.1
Income from continuing operations before income taxes	23.5	20.1	39.1	48.4
Income tax provision	(4.4)	(2.4)	(7.0)	(7.7)
Income from continuing operations	19.1	17.7	32.1	40.7

Income from discontinued operations, net of tax	—	40.1	—	44.7
Income (loss) on disposition of discontinued operations, net of tax	(6.1)	4.1	(7.7)	3.3
Income (loss) from discontinued operations, net of tax	(6.1)	44.2	(7.7)	48.0

Net income	$13.0	$61.9	$24.4	$88.7

Basic income per share of common stock:
Income from continuing operations	$0.42	$0.39	$0.71	$0.90
Income (loss) from discontinued operations	(0.13)	0.98	(0.17)	1.06
Net income per share	$0.29	$1.37	$0.54	$1.96

Weighted-average number of common shares outstanding — basic	45.444	45.271	45.500	45.201

Diluted income per share of common stock:
Income from continuing operations	$0.41	$0.38	$0.69	$0.88
Income (loss) from discontinued operations	(0.13)	0.95	(0.16)	1.03
Net income per share	$0.28	$1.33	$0.53	$1.91

Weighted-average number of common shares outstanding — diluted	46.289	46.545	46.370	46.408

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	July 2, 2022	December 31, 2021
ASSETS
Current assets:
Cash and equivalents	$189.8	$388.2
Accounts receivable, net	240.5	223.4
Contract assets	33.9	28.9
Inventories, net	235.8	189.8
Other current assets	78.6	73.1
Total current assets	778.6	903.4
Property, plant and equipment:
Land	13.9	13.9
Buildings and leasehold improvements	62.5	62.9
Machinery and equipment	234.0	231.4
	310.4	308.2
Accumulated depreciation	(200.8)	(194.9)
Property, plant and equipment, net	109.6	113.3
Goodwill	459.7	457.3
Intangibles, net	416.1	415.5
Other assets	662.9	675.9
Deferred income taxes	16.2	11.0
Assets of DBT and Heat Transfer (includes cash and cash equivalents of $5.4 and $7.8 at July 2, 2022 and December 31, 2021, respectively)	46.5	52.2
TOTAL ASSETS	$2,489.6	$2,628.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$116.2	$119.6
Contract liabilities	45.4	44.7
Accrued expenses	182.7	217.9
Income taxes payable	8.8	42.1
Short-term debt	2.1	2.2
Current maturities of long-term debt	13.0	13.0
Total current liabilities	368.2	439.5

Long-term debt	224.5	230.8
Deferred and other income taxes	27.5	31.3
Other long-term liabilities	746.4	788.5
Liabilities of DBT and Heat Transfer	34.4	35.6
Total long-term liabilities	1,032.8	1,086.2

Stockholders' Equity:
Common stock	0.5	0.5
Paid-in capital	1,327.3	1,334.2
Retained deficit	(27.4)	(51.8)
Accumulated other comprehensive income	254.0	263.9
Common stock in treasury	(465.8)	(443.9)
Total stockholders' equity	1,088.6	1,102.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,489.6	$2,628.6

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	July 2, 2022	July 3, 2021	Δ	%/bps	July 2, 2022	July 3, 2021	Δ	%/bps
HVAC reportable segment

Revenues	$218.7	$185.4	$33.3	18.0%	$411.8	$361.0	$50.8	14.1%
Gross profit	63.8	56.3	7.5		118.7	110.0	8.7
Selling, general and administrative expense	35.5	29.7	5.8		69.8	60.4	9.4
Intangible amortization expense	2.7	0.7	2.0		8.1	1.4	6.7
Income	$25.6	$25.9	$(0.3)	(1.2)%	$40.8	$48.2	$(7.4)	(15.4)%
as a percent of revenues	11.7%	14.0%		-230 bps	9.9%	13.4%		-350 bps

Detection & Measurement reportable segment

Revenues	$135.3	$111.2	$24.1	21.7%	$249.3	$222.8	$26.5	11.9%
Gross profit	60.8	46.0	14.8		109.9	96.7	13.2
Selling, general and administrative expense	33.9	28.8	5.1		64.1	56.2	7.9
Intangible amortization expense	4.4	5.8	(1.4)		8.3	9.1	(0.8)
Income	$22.5	$11.4	$11.1	97.4%	$37.5	$31.4	$6.1	19.4%
as a percent of revenues	16.6%	10.3%		630 bps	15.0%	14.1%		90 bps

Consolidated Revenues	$354.0	$296.6	$57.4	19.4%	$661.1	$583.8	$77.3	13.2%
Consolidated Segment Income	48.1	37.3	10.8	29.0%	78.3	79.6	(1.3)	(1.6)%
as a percent of revenues	13.6%	12.6%		100 bps	11.8%	13.6%		-180 bps

Total segment income	$48.1	$37.3	$10.8		$78.3	$79.6	$(1.3)
Corporate expense	16.4	13.6	2.8		33.0	28.0	5.0
Long-term incentive compensation expense	2.5	3.3	(0.8)		5.6	6.0	(0.4)
Special charges, net	0.1	0.6	(0.5)		0.1	0.8	(0.7)
Other operating expense, net	1.9	2.7	(0.8)		1.0	2.7	(1.7)
Consolidated operating income	$27.2	$17.1	$10.1	59.1%	$38.6	$42.1	$(3.5)	(8.3)%
as a percent of revenues	7.7%	5.8%		190 bps	5.8%	7.2%		-140 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Cash flows from (used in) operating activities:
Net income	$13.0	$61.9	$24.4	$88.7
Less: Income (loss) from discontinued operations, net of tax	(6.1)	44.2	(7.7)	48.0
Income from continuing operations	19.1	17.7	32.1	40.7
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.1	0.6	0.1	0.8
Gain on change in fair value of equity security	—	(2.2)	(4.4)	(7.4)
Deferred and other income taxes	(13.3)	(6.1)	(9.0)	2.2
Depreciation and amortization	11.6	11.2	25.6	19.9
Pension and other employee benefits	4.7	0.3	6.3	1.0
Long-term incentive compensation	2.5	3.3	5.6	6.0
Other, net	0.4	1.4	1.0	3.2
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	(15.4)	3.8	(5.0)	31.3
Inventories	(19.3)	0.6	(44.9)	(6.3)
Accounts payable, accrued expenses and other	(25.1)	(13.3)	(90.6)	(50.6)
Cash spending on restructuring actions	(0.2)	(0.8)	(0.3)	(1.2)
Net cash from (used in) continuing operations	(34.9)	16.5	(83.5)	39.6
Net cash from (used in) discontinued operations	(4.4)	2.2	(13.0)	39.3
Net cash from (used in) operating activities	(39.3)	18.7	(96.5)	78.9

Cash flows from (used in) investing activities:
Proceeds related to company-owned life insurance policies, net	1.6	0.4	1.6	3.9
Business acquisitions, net of cash acquired	0.4	(81.9)	(41.4)	(81.9)
Capital expenditures	(3.9)	(2.0)	(6.0)	(4.2)
Net cash used in continuing operations	(1.9)	(83.5)	(45.8)	(82.2)
Net cash used in discontinued operations	—	(0.8)	(13.9)	(1.2)
Net cash used in investing activities	(1.9)	(84.3)	(59.7)	(83.4)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	48.0	—	102.0
Repayments under senior credit facilities	(3.2)	(13.3)	(6.3)	(94.9)
Borrowings under trade receivables arrangement	—	78.0	—	132.0
Repayments under trade receivables arrangement	—	(86.0)	—	(134.0)
Net repayments under other financing arrangements	—	(0.2)	(0.2)	—
Payment of contingent consideration	—	—	(1.3)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	1.2	—	(5.2)	(3.8)
Repurchases of common stock	(33.7)	—	(33.7)	—
Net cash from ( used in) continuing operations	(35.7)	26.5	(46.7)	1.3
Net cash from (used in) discontinued operations	0.7	—	0.3	(0.4)
Net cash from (used in) financing activities	(35.0)	26.5	(46.4)	0.9
Change in cash and equivalents due to changes in foreign currency exchange rates	1.9	1.3	1.8	4.4
Net change in cash and equivalents	(74.3)	(37.8)	(200.8)	0.8
Consolidated cash and equivalents, beginning of period	269.5	106.9	396.0	68.3
Consolidated cash and equivalents, end of period	$195.2	$69.1	$195.2	$69.1

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	July 2, 2022
Beginning cash and equivalents	$396.0
Cash used in continuing operations	(83.5)
Capital expenditures	(6.0)
Business acquisitions, net of cash acquired	(41.4)
Proceeds related to company-owned life insurance policies, net	1.6
Payment of contingent consideration	(1.3)
Repayments under senior credit facilities	(6.3)
Net repayments under other financing arrangements	(0.2)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(5.2)
Repurchases of common stock	(33.7)
Cash used in discontinued operations	(26.6)
Change in cash due to changes in foreign currency exchange rates	1.8
Ending cash and equivalents	$195.2

	Debt at				Debt at
	December 31, 2021	Borrowings	Repayments	Other	July 2, 2022
Revolving loans	$—	$—	$—	$—	$—
Term loan	243.7	—	(6.3)	—	237.4
Trade receivables financing arrangement	—	—	—	—	—
Other indebtedness	3.3	0.1	(0.3)	—	3.1
Less: Deferred financing costs associated with the term loan	(1.0)	—	—	0.1	(0.9)
Totals	$246.0	$0.1	$(6.6)	$0.1	$239.6

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended July 2, 2022
	HVAC	Detection & Measurement
Net Revenue Growth	18.0%	21.7%

Exclude: Foreign Currency	(0.7)%	(3.2)%

Exclude: Acquisitions	9.8%	12.5%

Organic Revenue Growth	8.9%	12.4%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Total segment income	$48.1	$37.3	$78.3	$79.6

Exclude: Acquisition related costs (1)	(0.9)	(0.9)	(1.0)	(1.6)

Exclude: Amortization expense (2)	(7.1)	(6.5)	(16.4)	(10.5)

Adjusted segment income	$56.1	$44.7	$95.7	$91.7
as a percent of revenues (3)	15.8%	15.1%	14.5%	15.7%

HVAC REPORTABLE SEGMENT:
	Three months ended
	July 2, 2022	July 3, 2021
Segment income	$25.6	$25.9

Exclude: Acquisition related costs	—	—

Exclude: Amortization expense (2)	(2.7)	(0.7)

Adjusted segment income	$28.3	$26.6
as a percent of segment revenues (3)	12.9%	14.3%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	July 2, 2022	July 3, 2021
Segment income	$22.5	$11.4

Exclude: Acquisition related costs (1)	(0.9)	(0.9)

Exclude: Amortization expense (2)	(4.4)	(5.8)

Adjusted segment income	$27.8	$18.1
as a percent of segment revenues (3)	20.5%	16.3%

(1) Includes cost incurred in connection with acquisitions during the periods herein, including integration costs and "Cost of products sold" related to the step-up of inventory (to fair value) acquired in connection with the ITL acquisition of $0.9 and $1.0 during the three and six months ended July 2, 2022, respectively, and inventory step-up charges of $0.9 and $1.6 during the three and six months ended July 3, 2021, respectively, related to the Sealite and Sensors & Software acquisitions.

(2) Represents amortization expense associated with acquired intangible assets.

(3) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Operating income	$27.2	$17.1	$38.6	$42.1

Include - TSA Income (1)	0.9	—	1.8	—

Exclude:
Acquisition related and other costs (2)	(5.1)	(2.4)	(9.5)	(4.0)

Other operating expense (3)	(1.9)	(2.7)	(1.0)	(2.7)

Amortization expense (4)	(7.1)	(6.5)	(16.4)	(10.5)

Adjusted operating income	$42.2	$28.7	$67.3	$59.3
as a percent of revenues (5)	11.9%	9.7%	10.2%	10.2%

(1) Represents transition services income related to the Transformer Solutions disposition. Amount recorded in non-operating income for U.S. GAAP purposes.

(2) For the three and six months ended July 2, 2022, represents (i) cost incurred in connection with acquisitions and strategic/transformation initiatives ($4.0 and $8.2, respectively), (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.2 and $0.4, respectively, and (iii) an inventory step-up charge of $0.9 related to our ITL acquisition. For the three and six months ended July 3, 2021, represents (i) cost incurred in connection with acquisitions, including inventory step-up charges of $0.9 and $1.6, respectively, (ii) costs associated with acquisition and integration efforts of $1.2 and $1.9, respectively, and (iii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.3 and $0.5, respectively.

(3) For the three and six months ended July 2, 2022, represents (i) a gain of $0.4 and $1.3, respectively, related to a revision of the liability associated with contingent consideration on a recent acquisition and (ii) a charge of $2.3 related to revisions of recorded liabilities for asbestos-related claims. For the three and six months ended July 3, 2021, represents a charge of $2.7 related to revisions of recorded assets for asbestos-related claims.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 2, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$48.1	$8.0	$56.1
Corporate expense (2)	(16.4)	5.1	(11.3)
Long-term incentive compensation expense	(2.5)	—	(2.5)
Special charges, net	(0.1)	—	(0.1)
Other operating expense, net (3)	(1.9)	1.9	—
Operating income	27.2	15.0	42.2

Other income (expense), net (4)	(1.7)	2.9	1.2
Interest expense, net	(2.0)	—	(2.0)
Income from continuing operations before income taxes	23.5	17.9	41.4
Income tax provision (5)	(4.4)	(4.0)	(8.4)
Income from continuing operations	19.1	13.9	33.0

Diluted shares outstanding	46.289		46.289

Earnings per share from continuing operations	$0.41		$0.71

(1) Adjustment represents the removal of (i) amortization expense associated with acquired intangible assets ($7.1) and (ii) an inventory step-up charge of $0.9 related to our ITL acquisition.

(2) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($4.0), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2), as well as a reclassification of transition services income ($0.9) from "Other income (expense), net."

(3) Adjustment represents the removal of (i) a charge of $2.3 related to revisions of recorded liabilities for asbestos-related claims and (ii) a gain of $0.4 related to a revision of the liability associated with contingent consideration on a recent acquisition.

(4) Adjustment represents the removal of a pension plan settlement and mark-to-market pension losses of $3.8, partially offset by the reclassification of income related to a transition services agreement ($0.9) to "Corporate expense."

(5) Adjustment represents the tax impact of items (1) through (4) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 3, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$37.3	$7.4	$44.7
Corporate expense (2)	(13.6)	1.5	(12.1)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net	(0.6)	—	(0.6)
Other operating expense, net (3)	(2.7)	2.7	—
Operating income	17.1	11.6	28.7

Other income, net (4)	6.4	(2.6)	3.8
Interest expense, net (5)	(3.4)	0.3	(3.1)
Income from continuing operations before income taxes	20.1	9.3	29.4
Income tax provision (6)	(2.4)	(3.1)	(5.5)
Income from continuing operations	17.7	6.2	23.9

Diluted shares outstanding	46.545		46.545

Earnings per share from continuing operations	$0.38		$0.51

(1) Adjustment represents the removal of (i) amortization expense associated with acquired intangible assets ($6.5) and (ii) an inventory step-up charge related to the Sealite acquisition of ($0.9).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period ($1.2) and costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.3).

(3) Adjustment represents the removal of a charge of $2.7 related to revisions of recorded assets for asbestos-related claims.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($2.2) and (ii) non-service pension and postretirement income ($0.4).

(5) Adjustment relates primarily to the removal of a charge associated with the write-off of deferred finance costs in connection with a reduction of our credit facilities primarily used to support our South Africa business.

(6) Adjustment primarily represents the tax impact of items (1) through (5) above.